UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2012

LINN ENERGY, LLC
 (Exact name of registrant as specified in its charters)
Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

600 Travis, Suite 5100
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement.

On May 10, 2012, Linn Energy, LLC (the “Company”) entered into that certain Second Amendment (the “Second Amendment”) to the Fifth Amended and Restated Credit Agreement among the Company, as borrower, Wells Fargo Bank, National Association (as successor to BNP Paribas), as administrative agent, and the lenders and agents party thereto (the “Credit Facility”).  The Second Amendment amends the Credit Facility to among other things (i) affirm an increase in the borrowing base to $3.5 billion, subject to a maximum credit amount of $2 billion, (ii) extend the maturity to April 6, 2017, and  (iii) reduce the applicable margin for both London Interbank Offered Rate (LIBOR) borrowings and Alternate Base Rate borrowings.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed with this Current Report on Form 8-K as exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.
10.1
Second Amendment, dated effective May 10, 2012, to Fifth Amended and Restated Credit Agreement among Linn Energy, LLC, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders and agents party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: May 15, 2012	By:	/s/ CHARLENE A. RIPLEY
Charlene A. Ripley
Senior Vice President and General Counsel